Exhibit 23.2




CPA




                           ACCOUNTANT'S CONSENT


The Board of Directors
The Commercial National Bank of Demopolis



We consent to the use of our report from 1995 through 1997, which our firm has submitted and signed, and to the reference to our firm under the heading Experts in the Prospectus and Registration Statement on Form S-4 filed with the SEC, in connection with your merger with and into a subsidiary of South Alabama Bancorporation, Inc. to be formed.


November 2, 1998




                              /s/ McKean & Associates, P.A.


                              McKean & Associates, P.A.
                              Certified Public Accountants